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                                                                    Exhibit 99.1



                         AMERICAN TECHNOLOGY CORPORATION
                       ANNOUNCES SETTLEMENT WITH HST, INC.


(SAN DIEGO, CALIFORNIA - September 24, 2003) -American Technology Corporation (NASDAQ: ATCO) today announced the settlement of its legal dispute with HST, Inc.

The Company agreed to pay a total of $458,000 for HSS related inventory and production costs, and to issue 100,000 shares of restricted common stock as settlement of all litigation. As part of the settlement, the Company and HST also entered into a nonexclusive royalty-bearing license allowing HST to manufacture and sell speakers based on ATC's Stratified Field technology (SFT(R)) and a related ATC subwoofer technology. The Company will amend its Form 10-Q for the quarter ended June 30, 2003, where a non-binding agreement in principle to settle this litigation was first disclosed, to reflect a $950,000 accrual during the third fiscal quarter for the estimated cash and non-cash costs of this settlement. The Company does not expect to record further substantial charges related to this settlement.

"We are pleased this agreement ends the legal proceedings and provides the opportunity for future revenues from Stratified Field Technology products," said Elwood G. Norris, Chairman of American Technology Corporation. "Settlement allows us to focus on growing our business through increasing deliveries of our revolutionary HSS, NeoPlanar(R), LRAD(TM) and HIDA(TM) sound products."

Stratified Field is a thin film, non-magnetic, speaker technology that allows for flexible form factors and offers high-end, professional sound quality at competitive pricing.

About American Technology Corporation

American Technology Corporation is Shaping the Future of Sound(R) by developing and licensing its technology and intellectual property portfolio which includes: the award-winning HSS(R) (HyperSonic(R) Sound Technology); NeoPlanar(R) Technology; PureBass(R) Sub-Woofer Technology; HIDA(TM) (High Intensity Directed Acoustics), LRAD(TM) (Long Range Acoustic Device) and SFT(R) (Stratified Field(R) Technology). The Company is establishing a strong portfolio of patents, trademarks, and know-how including over 138 U.S. and Foreign patents and patent filings to date. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.


Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: This document contains forward-looking statements relating to future transactions, performance, technology and product development which may affect future results and the future viability of the company. Actual results could be affected or differ materially from those projected in the forward-looking statements as a result of risks and uncertainties, including the ability of the company to continue as a going concern, development of future products, technological shifts, potential technical or manufacturing difficulties that could delay new products, competition, general economic factors, pricing pressures, the uncertainty of market acceptance of new products and services by OEMs and end-user customers, and other factors identified and discussed in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from the company's current expectations. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated by it.

                                      # # #


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Editors Note:  HyperSonic  Sound,  HSS,  NeoPlanar,  PureBass,  HIDA,  LRAD, and
Shaping the Future of Sound are trademarks or registered trademarks of American Technology Corporation. All other company, product, and service names are the property of their respective owners.


FOR FURTHER INFORMATION CONTACT:

Investor relations:
Robert Putnam
(858) 679-3168
robert@atcsd.com

Media inquiries:
Don Mathias
(949) 855-4520
dwmath@aol.com